SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION

STRAWBERRY FIELDS

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

COMMON STOCK

CUSIP 863182 10 1

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.0001 PAR VALUE, OF

STRAWBERRY FIELDS REIT, INC.

transferable on the books of the Company in Person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Secretary



Chairman of the board

0000001

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(New York, N.Y.)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

Strawberry Fields REIT, Inc. is authorized to issue two classes of shares, Common and Preferred. The corporation will furnish to any stockholder on request and without charge, a statement of the designations, preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class which the corporation is authorized to issue and any other information required by Section 2-211 of the Maryland General Corporation Law.

The transfer of these shares to any person who would thereby hold beneficial interest of more than 9.8% of the outstanding shares of stock of the corporation may be prohibited or void or subject to other transfer restrictions or redemption rights as set forth in the Charter. The corporation will furnish information concerning such restrictions to any stockholder on request and without charge.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT ____________ Custodian ____________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, __________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBERS OF ASSIGNEES

____

____

PLEASE PRINT OR TYPEWRITE NAMES AND ADDRESSS INCLUDING POSTAL ZIP **CODE OF ASSIGNEES.**

____

____

____ shares

of the common stock represented by this certificate and hereby irrevocably constitutes and appoints ____

____

attorney, to transfer the said shares of common stock on the books of the within-named company with full power of substitution in the premises.

DATED: __________________________

____

NOTICE: The signatures to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

____

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSANT TO S.E.C. RULE 17Ad-15. UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).